Exhibit 10.8

THIRD AMENDMENT TO
FRANK’S INTERNATIONAL N.V.
EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, FRANK’S INTERNATIONAL N.V. (the “Company”) has heretofore adopted the FRANK’S INTERNATIONAL N.V. EMPLOYEE STOCK PURCHASE PLAN (the “Plan”), the First Amendment to the Plan and the Second Amendment to the Plan; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 2016:
1.    Section 2.1 of the Plan shall be deleted, and the following shall be substituted therefor:
Subject to the restrictions in Section 2.2 below, each Employee as of an Offering Date who is customarily employed as a full time employee of the Company or a Designated Subsidiary shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date. Part-time Employees of the Company or a Designated Subsidiary shall be eligible to participate in the Plan; provided, however, that if the Employee is customarily employed for 20 hours or less per week, or if the Employee’s customary employment is for no more than five months in any calendar year, that part-time Employee will not be eligible to participate. For purposes of this Section 2.1, whether an Employee is “customarily” employed shall be determined by the Committee based on the Company’s or Designated Subsidiary’s policies and procedures in effect from time to time. Notwithstanding the foregoing, the Committee may from time to time prior to an Offering Date elect to exclude employees of the Company and the Designated Subsidiaries who would otherwise be eligible to participate pursuant to the preceding provisions of this Section 2.1 with respect to the Option Period beginning on such Offering Date (and any subsequent Option Periods as determined by the Committee) so long as such exclusion is permitted under Section 423 of the Code.
2.    As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, this Third Amendment has been executed by a duly authorized officer of the Company, as of the date specified below and effective as set forth herein.

FRANK’S INTERNATIONAL N.V.

By:     /s/Gary P. Luquette
Name: Gary P. Luquette
Title: President and Chief Executive Officer
Dated: August 3, 2015